Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Alliance Laundry Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	3582	98-0444708
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

221 Shepard Street

Ripon, WI 54971

(920) 748-3121

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Samantha Hannan

Chief Legal and Compliance Officer

221 Shepard Street

Ripon, WI 54971

(920) 748-3121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elizabeth A. Morgan Allison C. Bell King & Spalding LLP 1290 Avenue of the Americas 14th Floor New York, NY 10104 (212) 556-2100	Michael Kaplan Pedro J. Bermeo Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333- 298370

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by the principal stockholder of Alliance Laundry Holdings Inc. (the “Registrant”), BDT Capital Partners, LLC (“BDTCP”) and its affiliated investment funds (collectively, the “selling stockholder”), to be registered for sale by 2,357,500 shares, 307,500 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock from the selling stockholder. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Registration Statement on Form S-1 (File No. 333- 298370) (the “Initial Registration Statement”). The information set forth in the Initial Registration Statement and all exhibits thereto filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on August 18, 2026, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of King & Spalding LLP.
23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (Incorporated by reference to Exhibit 24.1 to Registration Statement on Form S-1 (Registration No. 333-298370)).
107	Filing Fee Table.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ripon, Wisconsin on August 18, 2026.

Alliance Laundry Holdings Inc.

By:	/s/ Michael D. Schoeb
Name:	Michael D. Schoeb
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Michael D. Schoeb	Chief Executive Officer and Director
	Michael D. Schoeb	(Principal Executive Officer)	August 18, 2026

By:	*	Chief Financial Officer
	Dean Nolden	(Principal Financial Officer)	August 18, 2026

By:	*	Chief Accounting Officer
	Brian Sikora	(Principal Accounting Officer)	August 18, 2026
By:	*
	Clyde B. Anderson	Director	August 18, 2026

By:	*
	Timothy J. FitzGerald	Director	August 18, 2026

By:	*
	Phyllis A. Knight	Director	August 18, 2026
By:	*
	Narasimha Nayak	Director	August 18, 2026

By:	*
	Robert L. Verigan	Director	August 18, 2026

By:	*
	Amanda L. Hodges	Director	August 18, 2026

By:	/s/ Michael D. Schoeb
Michael D. Schoeb
Attorney-in-Fact